SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 22, 1998
                                                 ---------------

                               The CIT Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    1-1861                  13-2994534
--------------------------------------------------------------------------------
         (State or other             (Commission             (IRS Employer
         jurisdiction of             File Number)            Identification No.)
         incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
--------------------------------------------------------------------------------


Registrant's telephone number, including area code  (212) 536-1390
                                                    --------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  --------------

                  See the attached press release regarding 1998 second quarter and six month earnings, filed as Exhibit 99.1. See also the attached press release regarding the declaration of a dividend for the quarter ending June 30, 1998 of $.10 per share, payable on August 31, 1998 to holders of record at the close of business on August 12, 1998, filed as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

                  99.1 Press Release, dated July 22, 1998, Regarding 1998 Second Quarter and Six Month Earnings.

                  99.2 Press Release, dated July 22, 1998, Regarding Declaration of a Dividend for the Quarter Ending June 30, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           THE CIT GROUP, INC.
                                           -------------------------------------
                                           (Registrant)


                                           By: /s/ JOSEPH M. LEONE
                                           -------------------------------------
                                           Joseph M. Leone
                                           Executive Vice President and
                                           Chief Financial Officer

Dated:  July 22, 1998

                                                                    Exhibit 99.1
[The CIT Group, Inc. Logo]
                                                  Contact: Jeffrey Simon
                                                           Senior Vice President
                                                           Investor Relations
                                                           (973) 535-5911
FROM:  THE CIT GROUP, INC.
       1211 AVENUE OF THE AMERICAS
       NEW YORK, NY  10036

FOR IMMEDIATE RELEASE

              THE CIT GROUP ANNOUNCES SECOND QUARTER NET INCOME OF
         $83.7 MILLION, $.51 PER DILUTED SHARE AND RECORD SIX MONTH NET
                INCOME OF $165.4 MILLION, $1.01 PER DILUTED SHARE

        NEW YORK, NEW YORK, JULY 22, 1998 --- The CIT Group, Inc. (NYSE: CIT) today announced second quarter net income of $83.7 million and record six month earnings of $165.4 million. For the second quarter and first six months of 1997, net income was $93.7 million and $163.8 million, including a one-time
$58 million pretax gain on the sale of an equity interest acquired in a loan workout and certain nonrecurring expenses. Excluding these special items, 1997 net income was $65.0 million for the second quarter and $135.1 million for the first six months.
        On a per share basis, excluding the 1997 special items, earnings improved strongly in 1998. Earnings per diluted share for the second quarter of 1998 were $.51, up 24.4% from $.41 for the second quarter of last year, with six month earnings per diluted share increasing 18.8% to $1.01 from $.85. The strong 1998 earnings reflect continued growth in all strategic business units, sharply lower commercial credit losses, and continued improvements in operating efficiency.
        "I am pleased with the improvements in each of our business fundamentals. Our diverse origination platforms provided us with good internal loan and leasing growth as managed assets approached $24 billion at the end of

June. We continue to expand products and services offered to our customers and invest in sales and operations, while maintaining focus on credit quality," said Albert R. Gamper, Jr., president and chief executive officer. "Our consistent growth and solid financial performance in this competitive environment further demonstrates the strength of our franchises."

Financial highlights:
    Total managed assets increased to $23.9 billion at June 30, 1998, up 14.9% from $20.8 billion a year ago, and up 7.2% from $22.3 billion at December 31, 1997. Commercial financing and leasing assets grew to $16.8 billion, up approximately $1.5 billion or 9.5% from June 30, 1997 and an increase of 4.8% from year-end 1997. Consumer managed assets increased to $7.1 billion, up approximately $1.6 billion or 30.5% from $5.5 billion a year ago and 12.6% from December 31, 1997.
    Net finance income improved to $240.4 million in the second quarter of 1998 as a result of the higher earning asset level, compared with $218.3 million in the second quarter of 1997. Net finance income as a percentage of average earning assets was 4.79%, essentially unchanged from 4.81% a year ago.
    Fees and other income for the second quarter of 1998 were $60.7 million, up 22.9% from $49.4 million for the second quarter of 1997, as a result of increases in servicing fees and gains on the sale of equipment coming off lease, as well as a gain from the securitization of $400.1 million of recreational vehicle receivables.
    Salaries and general operating expenses for the second quarter of 1998 totaled $104.0 million compared with $110.6 million for the second quarter of 1997. Reflecting ongoing productivity initiatives, the efficiency ratio improved to 40.6% in the 1998 second quarter from 43.9%, excluding the 1997 special items.

    The provision for credit losses was $21.9 million in the second quarter, a decrease of $7.1 million from the second quarter of 1997 due to lower chargeoffs, offset by a higher provision related to portfolio growth. Credit quality remained strong during the 1998 second quarter as net chargeoffs of $16.4 million, 0.36% of average finance receivables, declined from $29.9 million, 0.68%, for the second quarter of 1997. At June 30, 1998, the reserve for credit losses increased to $245.8 million (1.34% of finance receivables) up $5.6 million from $240.2 million at March 31, 1998, (1.33%) and up $10.2 million from $235.6 million (1.33%) at year-end 1997.
    The CIT Group, Inc., one of the nation's largest commercial and consumer lending organizations, is an affiliate of and majority-owned by The Dai-Ichi Kangyo Bank, Limited, one of the largest banks in the world.



              (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
               (Dollars in Millions, except Net Income per Share)

                                    For the Quarter           For the Six Months
                                     Ended June 30,            Ended June 30,
                                    -----------------       --------------------
                                 1998          1997          1998         1997
                                 ----          ----          ----         ----

Finance income                  498.2        $451.9        $970.8       $889.0
Interest expense                257.8         233.6         502.4        456.7
                               ------        ------        ------      -------
  Net finance income            240.4         218.3         468.4        432.3

Fees and other income            60.7          49.4         127.1        107.1
Gain on sale of equity
  interest acquired
 in loan workout                  -            58.0          -            58.0
                               ------        ------        ------      -------
  Operating revenue             301.1         325.7         595.5        597.4
                               ------        ------        ------      -------

Salaries and general
 operating expenses             104.0         110.6         205.7        210.5
Provision for credit
  losses                         21.9          29.0          44.4         56.0
Depreciation on
 operating lease
 equipment                       40.4          33.9          78.7         66.0
Minority interest in
 subsidiary trust holding
 solely debentures of the
 Company                          4.8           4.8           9.6          6.7
                               ------        ------        ------      -------
  Operating expenses            171.1         178.3         338.4        339.2
                               ------        ------        ------      -------

Income before provision for
 income taxes                   130.0         147.4         257.1        258.2
Provision for income taxes       46.3          53.7          91.7         94.4
                               ------        ------        ------      -------
Net income                     $ 83.7        $ 93.7        $165.4      $ 163.8
                               ======        ======        ======      =======

Basic net income per share     $  0.52         $0.59         $1.02         $1.04
 Weighted average shares
 outstanding               162,225,000   157,500,000   162,225,000   157,500,000
Diluted net income per
 share                           $0.51         $0.59         $1.01         $1.03
 Weighted average shares
 outstanding               163,655,210   158,448,527   163,579,696   158,448,527

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (Amounts in Millions)
                                                    June 30,        December 31,
                                                      1998              1997
                                                      ----              ----
                                                  (unaudited)
Assets
Financing and leasing assets
Loans
  Commercial                                      $10,327.8           $ 9,922.5
  Consumer                                          3,828.5             3,664.8
Commercial lease receivables                        4,249.1             4,132.4
                                                  ---------           ---------
  Finance receivables                              18,405.4            17,719.7
Reserve for credit losses                            (245.8)             (235.6)
                                                  ---------           ---------
  Net finance receivables                          18,159.6            17,484.1
Operating lease equipment, net                      2,147.0             1,905.6
Consumer finance receivables held for sale            846.0               268.2
Cash and cash equivalents                             169.4               140.4
Other assets                                          726.8               665.8
                                                   --------            --------
 Total assets                                     $22,048.8           $20,464.1
                                                  =========           =========

Liabilities and Stockholders' Equity
Debt
Commercial paper                                  $ 6,197.0           $ 5,559.6
Variable rate senior notes                          3,050.0             2,861.5
Fixed rate senior notes                             7,253.3             6,593.8
Subordinated fixed rate notes                         200.0               300.0
                                                  ---------           ---------
  Total debt                                       16,700.3            15,314.9
Credit balances of factoring clients                1,193.9             1,202.6
Accrued liabilities and payables                      677.9               660.1
Deferred federal income taxes                         642.0               603.6
                                                  ---------           ---------
  Total liabilities                                19,214.1            17,781.2
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust holding
 solely debentures of the Company                     250.0               250.0

Stockholders' equity
Class A common stock, par value $0.01 per share,
 700,000,000 shares authorized and 37,166,070 and
 37,173,527 issued and outstanding at June 30, 1998
 and December 31, 1997, respectively                    0.4                 0.4
Class B common stock, par value $0.01 per share,
 510,000,000 shares authorized and 126,000,000 issued
 and outstanding                                        1.3                 1.3
Paid-in capital                                       951.0               948.3
Retained earnings                                   1,632.0             1,482.9
                                                  ---------           ---------
  Total stockholders'                               2,584.7             2,432.9
                                                  ---------           ---------
  Total liabilities and stockholders' equity      $22,048.8           $20,464.1
                                                  =========           =========

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                                        For the Quarter Ended      For the Six
                                               June 30,              Months
                                                                 Ended June 30,
                                      -----------------------  -----------------
Dollars in Millions                        1998      1997         1998    1997
Selected Data and Ratios
Profitability
Net income per diluted share               $0.51    $0.59        $1.01   $1.03
Return on average common
  stockholders' equity                     13.16%   17.36%       13.19%  15.36%
Return on AEA                               1.67%    2.07%        1.69%   1.83%
Ratios Excluding Nonrecurring Items(4)
Net Income per diluted share               $0.51    $0.41        $1.01   $0.85
Return on average stockholder's equity     13.16%   12.09%       13.19%  12.69%
Return on AEA                               1.67%    1.43%        1.69%   1.51%
Efficiency ratio                            40.6%   43.9%        40.6%   43.0%
Other
Net interest margin as a percentage of AEA  4.79%    4.81%        4.78%   4.84%
Salaries and general operating expenses
 as a percentage of average
 managed assets(1)                          1.86%    2.27%        1.88%   2.18%
Net credit losses as a percentage of
 average finance receivables                0.36%    0.68%        0.41%   0.67%

Credit Quality                         At June 30,  At December 31, At June 30,
                                       -----------  --------------- -----------
60+ days contractual delinquency           1998          1997          1997
 as a percentage of finance
 receivables
  Commercial                                 1.43%       1.20%          1.40%
  Consumer                                   3.37%       3.48%          2.95%
    Total                                    1.83%       1.67%          1.69%
Total nonperforming assets as a
 percentage of finance receivables (2)       1.48%       1.17%          1.26%
Reserve for credit losses as a
 percentage of finance receivables           1.34%       1.33%          1.32%
Ratio of reserve for credit losses to
 trailing twelve-month net credit losses     3.00x       2.33x          2.06x
Capital and Leverage
Total debt to stockholders' equity
 and Company-obligated mandatorily
 redeemable preferred securities
 of subsidiary trust holding solely
 debentures of the Company                   5.89x       5.71x          6.27x
Total debt to stockholders' equity (3)       6.56x       6.40x          7.10x
Total common stockholders' equity         $ 2,584.7    $ 2,432.9     $ 2,190.6
Managed Assets
Commercial:
  Finance receivables                     $14,576.9    $14,054.9     $13,714.6
  Operating lease equipment, net            2,147.0      1,905.6       1,573.0
  Other                                        75.5         65.8          53.1
                                          ---------    ---------     ---------
    Total Commercial                       16,799.4     16,026.3      15,340.7
                                          ---------    ---------     ---------
Consumer:
  Finance receivables                       3,828.5      3,664.8       3,100.1
  Finance receivables held for sale           846.0        268.2         950.1
  Finance receivables previously
   securitized                              2,446.0      2,385.6       1,403.2
                                          ---------    ---------     ---------
    Total Consumer                          7,120.5      6,318.6       5,453.4
                                          ---------    ---------     ---------
  Total managed assets                    $23,919.9    $22,344.9     $20,794.1
                                          =========    =========     =========

(1) Average managed assets reflect average earning assets plus the average of consumer finance receivables previously securitized and currently managed by the Company.
(2) Total nonperforming assets reflect both commercial and consumer finance receivables on nonaccrual status and assets received in satisfaction of loans.
(3) Total debt includes, and stockholders' equity excludes, $250.0 million of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.
(4) Earnings for the second quarter and six months of 1997 exclude $.18 per diluted share related to the net effect of a gain on the sale of an equity interest acquired in a loan workout and certain nonrecurring expenses.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                              (Amounts in Millions)
MANAGED ASSETS BY BUSINESS UNIT
                                       June 30,     December 31,      June 30,
                                        1998            1997            1997
                                        ----            ----            ----
Equipment Financing
  Finance Receivables                   $ 7,649.2    $ 7,403.4        $ 7,121.2
  Operating lease equipment, net            641.0        623.8            471.7
                                        ---------    ---------        ---------
    Total Equipment Financing             8,290.2      8,027.2          7,592.9
                                        ---------    ---------        ---------

Capital Finance
  Finance Receivables                   $ 1,679.4    $ 1,755.5        $ 1,764.3
  Operating lease equipment, net          1,476.1      1,251.8          1,041.4
                                        ---------    ---------        ---------
                                          3,155.5      3,007.3          2,805.7
  Liquidating Portfolio**                   568.9        675.2            825.1
                                        ---------    ---------        ---------
    Total Capital Finance                 3,724.4      3,682.5          3,630.8
                                        ---------    ---------        ---------

Commercial Services                       2,295.3      2,113.1          1,894.4
Business Credit*                          1,448.1      1,247.9          1,357.2
Credit Finance*                             965.9        889.8            812.3
Equity Investments                           75.5         65.8             53.1
                                        ---------    ---------        ---------
  Total Commercial                       16,799.4     16,026.3         15,340.7
                                        ---------    ---------        ---------

Consumer Finance                          2,397.3      1,992.3          2,202.2
Sales Financing                           2,277.2      1,940.7          1,848.0
                                        ---------    ---------        ---------
  Total Consumer                          4,674.5      3,933.0          4,050.2
                                        ---------    ---------        ---------
Finance receivables previously
 securitized:
  Consumer Finance                          374.6        453.8              -
  Sales Financing                         2,071.4      1,931.8          1,403.2
                                        ---------    ---------        ---------
                                          2,446.0      2,385.6          1,403.2
                                        ---------    ---------        ---------
    Total managed assets                $23,919.9    $22,344.9        $20,794.1
                                        =========    =========        =========
Sales Financing managed assets
  by product line:
Recreation vehicles                     $ 1,710.5    $ 1,596.5        $ 1,343.7
Manufactured housing                      1,487.6      1,471.9          1,344.6
Recreational boat                           966.5        682.5            503.1
Wholesale inventory financing               184.0        121.6             59.8
                                        ---------    ---------        ---------
                                        $ 4,348.6    $ 3,872.5        $ 3,251.2
                                        =========    =========        =========
* In October 1997, $95.0 million of finance receivables were transferred from Business Credit to Credit Finance.
** Consists primarily of oceangoing maritime and project finance.
 -------------------------------------------------------------------------------
 FEES AND OTHER INCOME                    Three Months Ended  Six Months Ended
                                                June 30,          June 30,
                                         ------------------- -------------------
                                           1998       1997      1998      1997
                                           ----       ----      ----      ----
 Factoring commissions                    $22.6      $22.1     $ 45.6     $ 43.3
 Fees and other                            21.9       18.2       44.0       35.2
 Gains on sales of leasing equipment        8.9        5.7       23.7       17.1
 Gains on sales of equity investments       1.9        2.3        8.4       10.0
 Gains on securitizations and sales
   of finance receivables                   5.4        1.1        5.4        1.5
                                          -----      -----     ------     ------
                                          $60.7      $49.4     $127.1     $107.1
                                          =====      =====     ======     ======

                                                                    Exhibit 99.2
[The CIT Group, Inc. Logo]
                                                         Contact: Jeffrey Simon
                                                         Senior Vice President
                                                         Investor Relations
                                                         (973) 535-5911
                                                         jsimon@www.citgroup.com

FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE





             THE CIT GROUP, INC. DECLARES REGULAR QUARTERLY DIVIDEND


         NEW YORK, NEW YORK, July, 22, 1998 --- The Board of Directors of The CIT Group, Inc. (NYSE:CIT) today declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on August 12, 1998.
The cash dividend is payable on August 31, 1998.

         With more than $23 billion in managed assets, The CIT Group, Inc. (http://www.citgroup.com) is one of the nation's largest commercial and consumer financing companies. Founded in 1908, the Company provides diversified financing products and services to a broad range of customers through strategically focused business units.


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